Exhibit 10.1
EXECUTION COPY
SUBORDINATED PROMISSORY NOTE
THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF JULY 28, 2008, AMONG THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989, AKORN, INC. (“AKORN”), AKORN (NEW JERSEY), INC., (“AKORN NEW JERSEY” AND TOGETHER WITH AKORN, THE “COMPANIES”, AND EACH A “COMPANY”) AND LASALLE BANK NATIONAL ASSOCIATION (“ADMINISTRATIVE AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANIES PURSUANT TO THAT CERTAIN CREDIT AGREEMENT DATED AS OF OCTOBER 7, 2003 AMONG THE COMPANIES, ADMINISTRATIVE AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
THIS SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

US $5,000,000.00	July 28, 2008
     FOR VALUE RECEIVED, AKORN, INC., a Louisiana corporation (“Akorn”) and AKORN (NEW JERSEY), INC., an Illinois corporation (“Akorn New Jersey”) and collectively with Akorn, the “Makers” and each a “Maker”), hereby promise jointly and severally to pay to the order of THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989, or its permitted successors or assigns (“Payee”), the aggregate principal sum of FIVE MILLION DOLLARS ($5,000,000) on the terms and conditions set forth below, and to pay to Payee interest on the unpaid principal balance hereof at the rate and on the terms and conditions set forth herein.
     1. Payment of Principal. The principal amount of this Subordinated Promissory Note (the “Note”), together with all unpaid interest accrued hereon, shall be due and payable on the one year anniversary of the date hereof (the “Maturity Date”).
     2. Payment of Interest. The unpaid principal balance due hereunder shall bear interest at a fixed annual rate (based on a 360-day year) of fifteen percent (15%) (the “Interest Rate”) and such interest shall accrue quarterly in arrears (each, whether at the Interest Rate or Default Interest Rate (as defined below), an “Interest Payment”) on the 28th day of each January,

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April, July and October (each, an “Interest Payment Date”) commencing on October 28, 2008; provided that upon the occurrence of a Default, the outstanding principal balance hereunder shall accrue at a fixed annual rate (based on a 360-day year) of twenty percent (20%) (the “Default Interest Rate”). All accrued interest (including default interest) under this Note shall be paid in kind, and the amount of each Interest Payment shall be added to the outstanding principal balance of this Note on such Interest Payment Date and, thereafter, for all purposes under this Note, references to the “principal amount” of this Note shall include the amount of any Interest Payment that has been added to the outstanding principal balance of this Note.
     3. Subordination. Pursuant to the terms of the Subordination and Intercreditor Agreement dated as of the date hereof (as amended, restated, modified or replaced from time to time, the “Subordination Agreement”) among Makers, Payee and the senior lenders to Makers, this Note and the indebtedness evidenced hereby shall at all times be and remain subordinated to any indebtedness owed to such senior lenders (any such indebtedness being collectively referred to herein as the “Senior Indebtedness”).
     4. Prepayment. Makers may, at their option at any time and from time to time hereafter, to the extent not prohibited by the Subordination Agreement, prepay, in whole or in part, without premium or penalty, the outstanding principal amount of this Note, together with accrued but unpaid interest on such principal amount to the date of prepayment.
     5. Defaults. Makers shall be deemed in default hereunder upon the occurrence of any of the following (a “Default”):
     (a) The failure of Makers to make the payment due hereunder on the Maturity Date;
     (b) Either Maker becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or either Maker applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Maker or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for either Maker or for a substantial part of the property of either Maker and is not discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of either Maker, and if such case or proceeding is not commenced by such Maker, it is consented to or acquiesced in by such Maker, or remains for 60 days undismissed; or either Maker takes any action to authorize, or in furtherance of, any of the foregoing; or
     (c) An “Event of Default” under and as defined in the senior credit agreement of Makers has occurred and is continuing and the lenders of any Senior Indebtedness thereunder have accelerated the maturity of such Senior Indebtedness.
     6. Consequence of Default. Upon the occurrence of a Default, the entire then unpaid principal balance hereof and all interest then accrued and unpaid thereon and all other sums payable hereunder shall, at the option of Payee, become immediately due and payable. Notwithstanding the foregoing, if there shall occur a Default under Section 6(a) or (b) above, the entire then unpaid principal balance hereof and all interest then accrued and unpaid thereon and

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all other sums payable hereunder, shall become immediately due and payable without any action on the part of Payee.
     7. Miscellaneous.
     (a) Principal and interest due hereunder shall be payable in lawful money of the United States of America. All payments shall be applied first to accrued and unpaid interest and thereafter to principal.
     (b) If any payment due on this Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day. “Business Day” means any day on which banks are generally open for commercial banking business in Chicago, Illinois
     (c) No delay or omission on the part of Payee in the exercise of any right or remedy hereunder shall operate as a waiver thereof.
     (d) If a Default shall occur under this Note, Makers shall pay on demand, subject to the terms of the Subordination Agreement, all reasonable costs and expenses of collection of Payee, including reasonable attorneys’ fees.
     (e) No amendment, modification, termination or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by Makers and Payee.
     (f) All notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown below or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received.
Notices shall be addressed as follows:
If to Payee:
The John N. Kapoor Trust
c/o Dr. John N. Kapoor
225 E. Deerpath Road
Suite 250
Lake Forest, Illinois 60045
Telecopy: (847) 295-8680

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With a copy to:
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
Attention: Thomas Murphy
Telecopy: (312) 984-7700
If to a Maker:
2500 Millbrook Drive
Buffalo Grove, Illinois 60089
Attention: Chief Financial Officer
Telecopy: (847) 279-6123
With a copy to:
Luce, Forward, Hamilton & Scripps LLP
11988 El Camino Real, Suite 200
San Diego, California 92130
Attention: Kurt Kicklighter
Telecopy: (619) 446-8242
     (g) This Note may not be assigned (by operation of law or otherwise) by any Maker without the prior written consent of the Payee.
     (h) Makers shall be entitled to deduct and withhold from the amounts payable pursuant to this Note such amounts as it is required to deduct and withhold with respect to the making of such payment under any tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant taxing authority by Makers, such amounts shall be treated for all purposes of this Note as having been paid to Payee in respect of which such deduction and withholding was made by Maker.
     (i) If interest payable under this Note is in excess of the maximum permitted by law, the interest chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest.
     (j) This Note is to be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without regard to conflict of laws principles that would require the application of the laws of any other jurisdiction.
[signature page follows]

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     IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

AKORN, INC.
By:	/s/ Arthur Przybyl
Title: President and CEO

AKORN (NEW JERSEY), INC.
By:	/s/ Arthur Przybyl
Title: President and CEO

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